UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2003

LIN TV Corp.			LIN Television Corporation
(Exact name of registrant as specified in its charter)			(Exact name of registrant as specified in its charter)

Delaware	001-31331	05-0501252	Delaware	000-25206	13-3581627

(State or other	(Commission File	(IRS Employer	(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)	jurisdiction of	Number)	Identification No.)
incoporation)			incoporation)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (401) 454-2880

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

     LIN TV Corp., a Delaware corporation (“LIN TV”), and its wholly owned subsidiary, LIN Television Corporation, a Delaware corporation (“LIN Television”), are jointly filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission LIN TV’s press release dated May 5, 2003 announcing that LIN Television plans to issue, pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended, $200 million Senior Subordinated Notes due 2013 (the “Notes”) and $100 million Exchangeable Senior Subordinated Debentures due 2033 (the “Debentures”) plus up to $25 million of Debentures issuable upon any exercise of the Initial Purchasers’ option. It is expected that the Notes and Debentures will be guaranteed by LIN TV.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIN TV Corp.

Date: May 5, 2003	By:	/s/ William A. Cunningham

Name: William A. Cunningham Title: Vice President and Controller

LIN Television Corporation

Date: May 5, 2003	By:	/s/ William A. Cunningham

Name: William A. Cunningham Title: Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 5, 2003.